CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report on the Claymore Exchange-Traded Fund Trust 2 comprised of the Claymore/Robeco Developed International Equity ETF and Claymore/Robeco Developed World Equity ETF dated January 11, 2007 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105).


                                                      /s/ ERNST & YOUNG LLP

Chicago, Illinois
July 20, 2007